FORM 8-K

                              CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 8, 1996
(September 23, 1996)

                         AAA NET REALTY FUND XI, LTD.
               (Name of registrant as specified in its charter)

Texas                         33-79766                 76-0451986
(State or other               (Commission File         (IRS Employer
jurisdiction of               Number)                  Identification
incorporation)                                         Number)

              8 Greenway Plaza, Suite 824, Houston, Texas 77046
             (Address of principal executive office and zip code)

      Registrant's telephone number, including area code: (713) 850-1400

ITEM 1.   CHANGES OF CONTROL OF REGISTRANT

           Not Applicable

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

     On September 23, 1996, AAA Joint Venture 96-2 (the "Joint Venture") purchased fee simple title to real estate located at Grogan's Mill Road and Buckthorne Place, The Woodlands, Texas (the "Property"). The members of the Joint Venture are AAA Net Realty Fund XI, Ltd. ("AAA XI") and American Asset Advisers Trust, Inc. ("American"). The Joint Venture was established for the purpose of acquiring the Property. AAA XI owns 49% of the Joint Venture. American owns 51% of the Joint Venture.

     The cost of acquiring the Property was $500,000.00. The purchase price was paid in cash entirely from funds of the members of the Joint Venture, based upon each member's percentage of ownership in the Joint Venture. The Property is a tract of undeveloped land containing approximately 1.7223 acres.

     The Property was acquired subject to a ground lease (the "Lease") with Bank United, a Federal Savings Bank. Under the terms of the Lease, Bank United will construct a branch bank on the Property, which will be a one story structure containing approximately 3,685 square feet, and make all other improvements to the Property, including parking areas and landscaping. Under the terms of the Lease, the tenant pays a base rent, plus real estate taxes, hazard and liability insurance premiums, all utility costs, and the costs of all maintenance and repairs.

     AAA XI's share of the acquisition costs for the Property will total $245,000. In addition, management of AAA XI estimates that acquisition fees paid to third parties will be $4,725 and that the General Partner or affiliates are entitled to receive $7,350 of acquisition fees from AAA XI.

     Other significant provisions of the Lease are as follows:

     1. The original term of the Lease is fifteen (15) years. The original term of the Lease began on September 23, 1996 and will expire on September 30, 2011. The tenant has the option to renew the lease for one (1) additional term of five (5) years.

     2. Base annual minimum rent during the first five (5) years of the original term of the Lease is $54,056.38. (Based upon the current base annual rent, the initial capitalization rate is 10.75%). The base annual minimum rent will be $59,462.02 during the second five (5) years of the original term and $65,408.22 during the third five (5) years of the original term. During the renewal term the base annual rent will be $71,949.04.

     3. In addition to the base rent, the tenant pays all real estate taxes on the Property. The tenant also pays for all utilities charges.

     4. The tenant is required, at its sole expense, to keep and maintain the improvements in good repair and appearance, except for ordinary wear and tear and make all structural and nonstructural repairs of every kind which may be required to keep the improvements in good condition, repair and appearance.

     5. The tenant has the right to use the Property for operating a financial institution.

     6. The tenant may not assign the Lease or sublet the Property without the prior written consent of the landlord.

     7. The tenant is required to carry for the benefit of the landlord and tenant general liability insurance of at least $3,000,000.00. The tenant is also required to maintain insurance against loss or damage by fire and other risks insured against by "extended coverage" in amounts sufficient to provide coverage for the full insurable valuable of all improvements.

     8. In the event that the improvements on the Property are damaged by casualty to the extent that they, in the tenant's reasonable judgment, cannot be repaired or rebuilt within 180 days from the date of damage, or such damage occurs during the final eighteen months of primary term or any renewal term, the tenant may either rebuild the improvements and the Lease shall remain in full force and effect or remove all the improvements from the Property and the Lease shall terminate.

     9. In the event that title to all of the Property or any portion thereof sufficient to render the remainder unsuitable for use by the tenant as a financial institution, shall be taken by condemnation, the Lease shall terminate. In the event that a lesser amount of the Property is taken by condemnation, the Lease shall remain in effect, except that the amount of rent shall be proportionately reduced.

     There are no branch banks in the immediate vicinity of the Property.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

          Not Applicable

ITEM 4.   CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

          Not Applicable

ITEM 5.   OTHER EVENTS

          Not Applicable

ITEM 6.   RESIGNATION OF REGISTRANT'S GENERAL PARTNER

           Not Applicable

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     The tenant of the Property is Bank United ("Bank United"), a Federal Savings Bank. With respect to Bank United, as reported by its management, consolidated net income totaled $62.7 million for the year ended September 30, 1995 and $135.3 million for the nine months ended
June 30, 1996.   Bank United reported consolidated total assets of $12
billion and consolidated stockholders' equity of $794.7 million as of September 30, 1995 and $11 billion of assets and $805 million of stockholders' equity as of June 30, 1996. It is the opinion of the management of AAA XI, following review of the financial statements of Bank United, that Bank United's financial condition is sufficient to meet the investment criteria of AAA XI. Persons interested in receiving copies of Bank United's publicly issued financial statements for the year ended September 30, 1995 should contact AAA Net Realty Fund XI, Ltd.

                       PRO-FORMA FINANCIAL INFORMATION

     The following tables present unaudited pro-forma financial information for AAA Net Realty Fund XI, Ltd., giving effect to the acquisition of the Property. The acquisition is reflected in the pro-forma balance sheet as an Investment in Joint Ventures which is accounted for under the equity method. Accordingly, AAA XI's initial investment is recorded at its cost which is then increased or decreased by its share of earnings or losses in the Joint Venture. The pro-forma results of operations, which would reflect the effects of the Property, are not included as the initial ground lease did not commence until September 23, 1996.

                           PRO-FORMA BALANCE SHEET
                                 June 30, 1996
                                  (unaudited)

               Historical                                        Pro-Form
               Costs          Adjustments (1)   Adjustments (1)     Total

Cash           $2,537,154     $ (249,725) (2)   $ (956,348) (3)  $1,331,081

Property       $  778,465          -                  -          $  778,465

Investment in
Joint Ventures $  896,128     $  257,075 (2)    $  987,106  (3)  $2,140,309

Other
Assets         $  225,772     $   (1,428) (2)    $ (30,758) (3)  $  193,586

Total
Assets         $4,437,519     $    5,922         $    -          $4,443,441
Liabilities    $   37,353     $    5,922         $    -          $   43,275
Partnership
Equity         $4,400,166         -                   -          $4,400,166

Total
Liabilities &
Partnership
Equity         $4,437,519     $    5,922          $    -         $4,443,441

     (1) Adjustments are reflected as if the property acquisition discussed in (2) and (3) below were completed on June 30, 1996.

     (2) Includes AAA XI's 49% share of property acquisition costs of $245,000, acquisition fees paid to third parties of $4,725 and acquisition fees paid to affiliates of $7,350 for the Property. $5,922 of the acquisition fees to affiliates are reflected in the pro-forma balance sheet as an accrued liability.

     (3) Includes AAA XI's 29.85% share of property acquisition costs of $976,434, acquisition fees paid to third parties of $9,764 and acquisition fees paid to affiliates of $30,758 for a property currently under construction less $29,850 in escrow deposits already reflected as Investment in Joint Ventures.

ITEM 8.   CHANGE IN FISCAL YEAR

          Not Applicable


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   AAA Net Realty Fund XI, Ltd.


Date: October 8, 1996              H. Kerr Taylor
                                   H. Kerr Taylor, President of the
                                   General Partner



Date: October 8, 1996              H. Kerr Taylor
                                   H. Kerr Taylor, Chief Financial
                                   Officer of the General Partner